Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT: Jamie Fulmer
July 31, 2007	864-342-5633

Advance America Announces Pennsylvania Court
Decision; Plans to Contest Ruling

Spartanburg, S.C. — Advance America, Cash Advance Centers, Inc. (NYSE: AEA), announced today that an unfavorable ruling was issued by the Commonwealth Court of Pennsylvania directing the Company’s subsidiary in Pennsylvania to immediately suspend its current operations and discontinue its “Choice Line of Credit” in the state.

As previously disclosed, the Pennsylvania Department of Banking had filed a lawsuit seeking a declaration that the Company was required to be licensed as a lender in Pennsylvania and that the interest and fees charged exceeded the amounts permitted by Pennsylvania law.  The Company continues to believe it has complied with all applicable laws in Pennsylvania and plans to appeal the ruling.  The Company intends to ask the court to stay implementation of its order until the appeal has been decided.  The Company has no plans to shut down its centers in Pennsylvania and is exploring other options and product lines for meeting customer demand in the state.

“I’m extremely disappointed by today’s ruling,” said Ken Compton, CEO of Advance America. “The court’s ruling takes away access to short-term, unsecured credit from thousands of hardworking people in Pennsylvania — consumers who deserve more, not fewer, financial options.”

Mr. Compton pointed to the huge demand for the financial service Advance America offers to consumers across the United States. “If the service is eliminated,” he said, “the need will remain. Taking away a product with which customers are overwhelmingly happy may force them to consider forms of lending that involve abuse and inevitably less consumer protection.”

“Advance America’s goal is, and always has been, to provide a reasonable solution for the financial obstacles many Americans face everyday,” Mr. Compton said. “Our customers are the backbone of our society, and they deserve every opportunity to fully participate in the state’s economy and realize their financial goals. I believe the court’s ruling may impede this ambition, and, unfortunately, hurt consumers more than it helps.”

About Advance America:

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading provider of payday cash advance services with approximately 2,900 centers in 37 states.

The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward- looking statements” within the meaning of federal securities laws. All statements in this release other than those relating to our historical information or current condition are forward-looking statements. For example, any statements regarding our future financial performance, our business strategy, and expected developments in our industry are forward-looking statements. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward- looking statements. For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, a copy of which is available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamericacash.com.

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